SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

Pershing Square Capital Management, L.P.

PS Management GP, LLC

William A. Ackman

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EXPLANATORY NOTE

Pershing Square Capital Management, L.P. (“Pershing Square”) sent the email below to Institutional Shareholder Services regarding (i) stockholder requested special meeting bylaws and (ii) the Memorandum, dated July 26, 2014, regarding stockholder requested special meeting bylaws, provided by Allergan, Inc. to Institutional Shareholder Services and filed by Allergan, Inc. with the Securities and Exchange Commission (the “SEC”) on Schedule 14(a) on July 29, 2014.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to Pershing Square’s solicitation of written requests to call a special meeting of shareholders of Allergan, Inc. (“Allergan”) in connection with the proposal which Valeant Pharmaceuticals International, Inc. (“Valeant”) has made for a business combination transaction with Allergan. In furtherance of this proposal and subject to future developments, Pershing Square has filed a definitive solicitation statement with the SEC on July 11, 2014 (the “solicitation statement”) and a preliminary proxy statement on July 23, 2014 with respect to a special meeting of Allergan shareholders, and Valeant has filed a registration statement on Form S-4 (the “Form S-4”) and a tender offer statement on Schedule TO (including the offer to exchange, the letter of election and transmittal and other related offer materials) with the SEC on June 18, 2014, as it may be amended from time to time (together with the Form S-4, the “Schedule TO”), and a preliminary proxy statement on June 24, 2014, as it may be amended from time to time, with respect to a meeting of Valeant shareholders. Pershing Square and Valeant (and, if a negotiated transaction is agreed, Allergan) may file one or more solicitation statements, registration statements, proxy statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for the solicitation statement, the Schedule TO, or any other solicitation statement, proxy statement, registration statement, prospectus, tender or exchange offer document or other document Pershing Square, Valeant and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE SOLICITATION STATEMENT, THE SCHEDULE TO, THE PROXY STATEMENT AND ANY OTHER SOLICITATION STATEMENT, PROXY STATEMENT, REGISTRATION STATEMENT, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The solicitation statement has been mailed to stockholders of Allergan. Any definitive solicitation statement or proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders will be able to obtain free copies of the solicitation statement, the Schedule TO and the proxy statement and will be able to obtain free copies of other documents (if and when available) filed with the SEC by Pershing Square and/or Valeant through the web site maintained by the SEC at http://www.sec.gov.

Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the solicitation statement. The solicitation statement can be obtained free of charge from the sources indicated.

From: Roy J. Katzovicz

Sent: Tuesday, July 29, 2014 10:51 AM

To: Chris Cernich

Subject: AGN- For your reference

Chris,

I wanted to follow up with you on your discussion with Ed McCarthy about Allergan’s special meeting bylaws and share a few preliminary thoughts regarding the communication you received from Allergan.

Allergan’s Modifications to Latham & Watkins Form of Special Meeting Bylaws

First, I had the opportunity to go through Allergan’s bylaws again and compared them to the form they were based on. Latham & Watkins LLP, the company’s regular outside counsel, posted that form on its website. Here is the link: http://www.lw.com/upload/pubContent/_pdf/pub4462_1.pdf

As you can see, the procedural and informational requirements reflected in the form are highly onerous. This form represents a major step backwards in terms of shareholder democracy, and in my view are being presented to shareholders in a way that misleads them into thinking they are getting more than they are actually getting.

That being said, Allergan modified the form in ways that make the bylaws substantially worse.

The most dramatic change from the form is in the way solicited shareholders are treated. The form makes a distinction between a “Requesting Person” who is the proponent of the calling of a special meeting (in our case the equivalent would be Pershing Square) and other stockholders who are solicited to support the call of the special meeting. In the form, only the Requesting Person is required to comply with the onerous informational and procedural requirements. By contrast, the Allergan bylaws make no such distinction, and require every stockholder supporting the call of the special meeting to comply with those onerous requirements.

It’s impossible to overstate the significance of this difference. It’s one thing to ask the person trying to organize the special meeting to meet byzantine and invasive informational and procedural requirements, but it’s an entirely different thing to require every solicited shareholder to do so. If Pershing Square and Valeant were the only investors who had to meet these requirements, they would already have been able to call the special meeting. Forcing every investor who wants to join Pershing Square’s request to spend enormous amounts of time compiling and reporting sensitive information about itself and about every ‘associate’ (a ridiculously broad term that includes every entity in which the investor is a limited or general partner or is an owner of 10% or more of any class of equity securities) is beyond the pale. I spell out the definition of ‘associate’ more fully under “The Allergan Memo” below; I ask you to think about how a typical institution would get this kind of information from this broad category of third parties.

In addition to that fundamental change, here are some other ways in which Allergan’s bylaws differ from the form:

•	The form permits a company to delay the meeting by calling another meeting to consider the same items within 90 days of the submission of the demand to call a special meeting. Allergan extended that delay period to 120 days.

•	The form specifically contemplates that directors can be elected at a special meeting. Allergan’s form does not include that language and Allergan has taken the position that the election of directors cannot be considered at a special meeting.

•	The form does not require shareholders to state an intention to hold shares through the special meeting, and does not provide that if stockholders sell down after making a request, those sales constitute a revocation of the special meeting request to the extent of such sales. The Allergan bylaws do both.

In short, it appears that Allergan started from Latham’s shareholder unfriendly form and then added additional hurdles that are extraordinarily difficult to surmount.

The Allergan Memo

I have also reviewed the memo from Allergan’s law firms and had a few preliminary thoughts. I believe the memo is highly misleading.

For example, the memo seems to suggest that the shareholders bought into the substance of the bylaws when they approved the charter amendment that was subject to those bylaws. To be clear: the special meeting bylaws were never approved by shareholders. They were unilaterally adopted by the board. The shareholders approved a charter provision allowing for the calling of a special meeting, with no bells and whistles.

Worse, the proxy statement describing the bylaws gives no hint that they are designed in a highly unusual way that makes it extraordinarily difficult for shareholders to call a special meeting. Here’s the entire discussion in that proxy statement:

“To combat the ability for minority stockholders to use special meetings as a weapon against the Company and the majority of stockholders, the Board proposes to adopt a corresponding further amendment and restatement of our Amended and Restated Bylaws (the “Bylaws”), which would be effective upon the approval by stockholders of the Company’s proposal to amend the Certificate. The proposed further amendment and restatement of our Bylaws contains procedural and informational requirements for stockholders to call a special meeting of stockholders, including that: no business may be conducted at the special meeting except as set forth in the Company’s notice of meeting; no stockholder special meeting request may be made during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the final adjournment of the next annual meeting; a special meeting request cannot cover business substantially similar to what was covered at an annual or special meeting held within one year, subject to certain exceptions; a special meeting will not be held if similar business is to be covered at an annual or special meeting called by the Board but not yet held; and the requesting stockholder’s notice must provide certain information regarding the business proposed to be conducted, and as to the stockholder giving notice and any person or entity acting in concert with the stockholder giving notice.”

There’s no sense from that description that a solicited shareholder would have to give detailed and sensitive information not only about itself, but also about every “associate” of a beneficial owner, which includes:

•	any entity in which any beneficial owner beneficially owns 10% or more of any class of equity security,

•	any entity in which any beneficial owner is an officer or a limited or general partner,

•	any trust in which any beneficial owner is a trustee or has a substantial beneficial interest and

•	any relative of any beneficial owner who shares the same home as the beneficial owner.

By way of example, Pershing Square has almost 100 entities and persons that fit this definition of “associate,” and it does not control or have a right to information from many of them.

Consistent with this misleading disclosure, the memo inaccurately describes the informational requirements in Allergan’s bylaws and how far they extend. The memo says that the bylaws require disclosure of information “regarding the stockholder making the request, any beneficial owner on whose behalf the request is made, and any person with whom the stockholder or proposing person is “acting in concert””. What the memo does not say is that the informational requirements in the bylaws on their face also call for the providing of enormous amounts of information about affiliates and associates of such persons. As noted above, these disclosure obligations apply to each stockholder solicited under the proxy rules - not just Pershing Square or Valeant - as well as to enormous numbers of “associates” that have absolutely nothing to do with any effort to call a special meeting and from which solicited stockholders may have no ability to obtain information.

Finally, I have been looking at the bylaws of the companies identified as having requirements in their stockholder-called special meeting bylaws similar to those in Allergan’s bylaws. Look, it would be hard to call the special meeting bylaws on that cherry-picked list shareholder friendly. And the fact that other companies have put in place shareholder-unfriendly bylaws is no excuse for Allergan to do so. Nevertheless, many of the companies listed had bylaws that were far easier to comply with than Allergan’s. Take Northrop Grumman as an example. You will see that Northrup Grumman’s bylaws exclude “Solicited Stockholders” (defined as any stockholder that has provided a special meeting request in response to a solicitation under the proxy rules) from the procedural and informational requirements that the proponent of the special meeting is required to comply with, and as mentioned earlier if Allergan’s bylaws excluded solicited stockholders from these requirements Pershing Square would already have been able to call the meeting. Like the Latham form, the Company can only delay the calling of a special meeting by 90 days and not 120. I also encourage you to look at the bylaws of Goldman Sachs, which were inexplicably included on the list. The bylaws of Goldman Sachs don’t impose any of the informational disclosure burdens that Allergan’s bylaws do - and they don’t give the board the unilateral right to delay the calling of a special meeting. J.P. Morgan’s bylaws also require substantially less information about the stockholder making the nomination than Allergan’s do. Also, many of the companies identified don’t require extensive disclosure about “associates”.

So Allergan has provided you with a list of a few bad actors. It’s unfortunate that they were able to find as many as they could - even though many of the bylaws identified are not as shareholder-unfriendly as Allergan’s. But among large cap companies the bad actors are small in number as compared to the list of companies that do not require these sorts of requirements. I’d like to provide you with the opposite - a list of good guys. Well-known, large companies that allow shareholders to call a special meeting and have not larded their bylaws with onerous procedural and informational requirements. They include: Apple, Microsoft, Johnson & Johnson, AT&T, General Electric, Chevron, Oracle, M&T Bank, Newmont Mining, NiSource, KeyCorp , CBRE Group, Best Buy, Linear Technology and Patterson Companies. I could go on and on, because most large cap companies are in the good guy category - but you get the point.

Allergan has made a choice to put itself in a peer group of companies that have adopted shareholder-unfriendly special meeting bylaws. And their bylaws are among the worst within that self-identified peer group. It is unfortunate that Allergan’s leadership has made this choice.

Happy to discuss further.

Roy

Roy J. Katzovicz

Pershing Square Capital Management, L.P.

888 Seventh Ave., 42nd Floor

New York, NY 10019

rjk@persq.com

P: (212) 813-3700

F: (212) 286-1133

C: (917) 821-2191

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